Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-226362, 333-217452, 333-209808, 333-209806, 333-202424, 333-194276, 333-190631, 333-189720, 333-186875, 333-183028, 333-179772, 333-172632, 333-172093, 333-165350, 333-157931, 333-152174, 333-140581) of Mellanox Technologies, Ltd. of our report dated February 21, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Kost, Forer, Gabbay and Kasierer
Kost, Forer, Gabbay and Kasierer
A member of EY Global
Tel-Aviv, Israel
February 21, 2019